                                                                                                    Exhibit 99.1
FORM 4 JOINT FILER INFORMATION
Name of "Reporting Persons":        Brentwood Associates IX, L.P.
                                Brentwood IX Ventures, LLC
Address:                        11150 Santa Monica Blvd., Suite 1200
                                Los Angeles, CA  90025
Designated Filer:                Brentwood Associates IX, L.P.
Issuer and Ticker Symbol:        IntraLase Corp. (ILSE)
Date of Event:                        October 13, 2004
Each of the following is a Joint Filer with Brentwood Associates IX, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:
Brentwood IX Ventures, LLC ("BIX") is the general partner of Brentwood Associates IX, L.P. ("BAIX")
and has sole voting and investment control over the shares owned by BAIX.
All Reporting Persons disclaim beneficial ownership of shares of IntraLase Corp. stock held by BAIX except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or
otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designate Brentwood Associates IX, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
ATTORNEY-IN-FACT FOR REPORTING PERSONS
                /s/Bruce Feuchter
                Bruce Feuchter